EXHIBIT 99.1

Macrovision Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

FOR IMMEDIATE RELEASE

MACROVISION CORPORATION REPORTS RECORD FIRST QUARTER REVENUE

AND CASH PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—May 8, 2007—Macrovision Corporation (NASDAQ: MVSN) announced today record first quarter revenues of $65.2 million compared to $57.0 million for the first quarter of 2006. US GAAP net income was $5.7 million compared to $2.5 million for the first quarter of 2006. Diluted GAAP earnings per share for the quarter were $0.11, compared to $0.05 for the first quarter of 2006.

Non-GAAP net income was $14.3 million, compared to $13.2 million in the first quarter of 2006. Non-GAAP diluted earnings per share for the quarter were $0.27, compared to $0.25 in the same quarter of 2006. First quarter revenues, non-GAAP net income and non-GAAP diluted earnings per share were all record numbers for any first quarter. Non-GAAP net income excludes non-cash and one-time items such as amortization of intangibles from acquisitions, equity-based compensation charges, and restructuring charges, as applicable. A reconciliation between net income on a GAAP and non-GAAP basis is provided in tables below.

Macrovision generated $22 million of cash from operations in the first quarter and its liquid cash and investments at the end of the first quarter were $463 million.

“As we did throughout each quarter of 2006, we successfully executed Q1 of 2007 and are confident in our ability to deliver on our guidance for the balance of the year.” said Fred Amoroso, President and CEO of Macrovision.

“We are pleased with our record results in the first quarter. Our outlook for 2007 revenue remains at a range of $280 million to $290 million and we are increasing our diluted non-GAAP earnings per share to a range of between $1.25 and $1.35” added James Budge, Chief Financial Officer. “In the second quarter of 2007, we expect revenue between $65 million and $68 million and diluted non-GAAP earnings per share within the range of $0.24 and $0.27.”

GAAP to Non-GAAP Reconciliation

Macrovision provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Macrovision’s management evaluates those operations. Non-GAAP net income and non-GAAP diluted earnings per share are supplemental measures of Macrovision’s performance that are not required by, and are not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Macrovision believes that this non-GAAP information provides useful information to investors by excluding the effect of some non-cash and one-time expenses that are required to be recorded under GAAP but that Macrovision believes are not indicative of Macrovision’s core operating results, or that are expected to be incurred over a limited period of time.

Macrovision’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management does not consider as “core costs” and therefore does not use the amortization of intangibles from acquisitions, restructuring and other costs, and equity-based compensation charges when making business decisions. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items and other significant unusual items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are amortization of intangibles and restructuring and other charges; and the following items that include equity-based compensation charges: (1) cost of revenues; (2) operating expenses, research and development; (3) operating expenses, selling and marketing; and (4) operating expenses, general and administrative. These items in turn affect (1) total cost of revenues; (2) total costs and expenses; (3) operating income; (4) income before income taxes; (5) provision for income taxes; (6) net income; (7) diluted shares for EPS; (8) basic earnings per share and (9) diluted earnings per share. To determine its non-GAAP provision for income taxes, Macrovision recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Macrovision’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of Macrovision’s operating expenses. Management also excludes the effect of restructuring and other charges for the same reason. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision. Management uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin. Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets. Making this non-GAAP financial information available to investors, in addition to the GAAP information, also helps investors compare Macrovision’s performance with the performance of other companies in our industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Because other companies, including companies similar to Macrovision, may calculate their non-GAAP earnings differently than Macrovision, non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates consistent comparison of Macrovision’s financial performance over time. Macrovision has provided non-GAAP results to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate Macrovision’s core operating performance in the same way that management does. The tables below present the differences between non-GAAP earnings and GAAP net income on an absolute and per share basis.

Dial-in Information

Macrovision will hold an investor conference call on May 8, 2007, at 5:00 p.m. ET. Investors and analysts interested in participating in the conference are welcome to call 800-866-5043 (or international +1 303-205-0066) and reference the Macrovision call.

The conference call can also be accessed via live Webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers) on May 8, 2007 at 5:00 p.m. ET. The on-demand audio Webcast of Macrovision’s earnings conference call can be accessed approximately 1-2 hours after the live Webcast ends.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 11087860#. Access to the replay is available through May 9, 2007.

About Macrovision

Macrovision provides a broad set of solutions that enable businesses to protect, enhance and distribute their digital goods to consumers across multiple channels. Macrovision solutions are deployed by companies in the entertainment, consumer electronics, gaming, software, information publishing and corporate IT markets to solve industry-specific challenges and bring greater value to their customers. Macrovision holds approximately 250 issued or pending United States patents and more than 1,200 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision is headquartered in Santa Clara, California, U.S.A. with other offices across the United States and around the world. More information about Macrovision can be found at www.macrovision.com.

©Macrovision 2007. Macrovision is a registered trademark of Macrovision Corporation. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings and the business strategies and product plans of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, consumer or enterprise software value management, or markets for the technological protection of copyrighted materials contained in such products, to continue, develop or expand, and the failure of the Company’s products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company assumes no obligation, except as required by law, to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

# # #

Investor Contact:

Julie Davey

Macrovision Corporation

+1 (408) 562-8464

MACROVISION CORPORATION

GAAP CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Licenses	$48,486	$45,043
Services	16,716	11,975

Total revenues	65,202	57,018

Cost of revenues:
License fees	1,832	1,839
Service fees (1)	10,360	6,745
Amortization of intangibles from acquisitions	3,613	3,243

Total cost of revenues	15,805	11,827

Gross profit	49,397	45,191

Operating expenses:
Research and development (1)	15,119	12,715
Selling and marketing (1)	18,666	16,892
General and administrative (1)	9,752	8,818
Restructuring and other charges	2,176	—

Total operating expenses	45,713	38,425

Operating income	3,684	6,766
Interest and other income, net	2,902	2,049

Income before income taxes	6,586	8,815
Income taxes	878	6,342

Net income	$5,708	$2,473

Basic net earnings per share	$0.11	$0.05

Shares used in calculating basic net earnings per share	52,111	51,989

Diluted net earnings per share	$0.11	$0.05

Shares used in calculating diluted net earnings per share	53,249	52,543

(1) Equity-based compensation by category is as follows:
Cost of revenue	$343	$454
Research and development	$1,320	$1,748
Selling and marketing	$1,606	$2,106
General and administrative	$1,634	$1,521

MACROVISION CORPORATION

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended
	March 31, 2007	March 31, 2006
GAAP Gross profit	$49,397	$45,191
Amortization of intangibles from acquisitions	3,863	3,465
Equity-based compensation	343	454

Non-GAAP Gross profit	$53,603	$49,110

GAAP Operating income	$3,684	$6,766
Amortization of intangibles from acquisitions	3,863	3,465
Equity-based compensation	4,903	5,829
Restructuring and other charges	2,176	—

Non-GAAP Operating income	$14,626	$16,060

GAAP Net income	$5,708	$2,473
Amortization of intangibles from acquisitions	3,863	3,465
Equity-based compensation	4,903	5,829
Restructuring and other charges	2,176	—
Income tax effect of Non-GAAP adjustments	(2,370)	1,429

Non-GAAP Net income	$14,280	$13,196

GAAP Diluted EPS	$0.11	$0.05
Amortization of intangibles from acquisitions	0.07	0.07
Equity-based compensation	0.09	0.10
Restructuring and other charges	0.04	—
Income tax effect of Non-GAAP adjustments	(0.04)	0.03

Non-GAAP Diluted EPS	$0.27	$0.25

Shares used in calculating diluted net earnings per share	53,249	52,543

MACROVISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$165,226	$159,666
Advance payments for acquisition	—	40,241
Short-term investments	165,179	121,559
Accounts receivable, net	50,602	66,723
Prepaid expenses and other assets	26,890	14,402

Total Current Assets	407,897	402,591

Long-term marketable investment securities	152,931	175,165
Restricted cash	12,000	12,000
Deferred tax assets	40,825	28,730
Property and equipment, net	23,002	21,818
Other intangibles from acquisitions, net	31,100	25,368
Patents and other assets	17,387	17,894
Goodwill	170,394	136,049

TOTAL ASSETS	$855,536	$819,615

LIABILITIES
Accounts payable	$6,014	$4,378
Accrued expenses	24,605	71,705
Deferred revenue	33,404	33,831

Total Current Liabilities	64,023	109,914

Convertible senior notes	240,000	240,000
Income taxes payable	40,098	—
Other liabilities	2,986	3,559

TOTAL LIABILITIES	347,107	353,473

STOCKHOLDERS’ EQUITY	508,429	466,142

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$855,536	$819,615